UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 15, 2019

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Shares, without par value	UPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On June 15, 2019, the Board of Directors of Ultra Petroleum Corp. (the “Company”) appointed Mr. Mark T. Solomon as Vice President – Controller and Chief Accounting Officer of the Company, effective June 17, 2019. Mr. Solomon, age 50, most recently served as Vice President – Controller and Assistant Secretary of SM Energy Company from May 2011 to October 2018. Prior to that, he served in various roles at SM Energy Company, including Controller, Assistant Vice President – Financial Reporting and Assistant Vice President – Assistant Controller. Mr. Solomon was an auditor with Ernst & Young prior to joining SM Energy Company. Mr. Solomon holds a Bachelor of Science in Accounting from Lipscomb University and is a Certified Public Accountant.

Mr. Solomon was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Solomon that would be reportable under Item 404(a) of Regulation S-K.

Employment Agreement

On June 17, 2019, the Company entered into an employment agreement with Mr. Solomon (the “Employment Agreement”). The Employment Agreement provides Mr. Solomon with an initial base salary of $310,000 per year; eligibility to receive cash-based incentive compensation pursuant to the Company’s short-term incentive programs as in effect from time to time with a target amount equal to 50% of his annual base salary; and eligibility to receive grants of equity-based incentive compensation in the form of restricted stock units and performance based restricted stock units. The Employment Agreement also provides Mr. Solomon with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

The Employment Agreement provides that either the Company or Mr. Solomon can terminate his employment relationship. The Company’s right to terminate the employment relationship is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. Solomon, depending upon the circumstances under which the employment relationship is terminated. Under the Employment Agreement, the Company is generally not obligated to provide any severance payments or benefits if Mr. Solomon is terminated for cause or if Mr. Solomon resigns without good reason, and the Company is generally obligated to provide the severance payments and benefits if the Company terminates him without cause, or if he resigns with good reason (each, as defined in the Employment Agreement). In the event Mr. Solomon’s employment is terminated by the Company without cause, or in the event Mr. Solomon resigns for good reason, the Company will be obligated (subject to Mr. Solomon’s timely execution and non-revocation of a release of claims) to provide Mr. Solomon with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a portion of Mr. Solomon’s annual cash incentive compensation based on the Company’s actual performance at the conclusion of the performance period without proration, (iii) a lump-sum payment equal to Mr. Solomon’s then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following Mr. Solomon’s termination and (y) the date on which Mr. Solomon is eligible for comparable coverage under a subsequent employer.

The Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Solomon with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, of which a copy is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Grant of Restricted Stock Units

On June 17, 2019, in connection with Mr. Solomon’s appointment as Chief Accounting Officer, the Company granted an aggregate of 210,000 restricted stock units (“RSUs”) to Mr. Solomon, effective June 17, 2019, pursuant to a restricted stock unit grant agreement (the “RSU Grant Agreement”). The RSU Grant Agreement is subject to the terms and conditions of the Company’s 2017 Stock Incentive Plan, as amended and restated, and generally provides for the following terms:

•

One-third of the RSUs granted will vest in equal installments on each of June 17, 2020, June 17, 2021, and June 17, 2022, provided that Mr. Solomon remains employed on the applicable vesting date. Two-thirds of the RSUs granted will vest based on the extent to which both performance-based and time-based vesting conditions are achieved.

•

The performance-based vesting conditions are assessed based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to pre-established price goals.

•

Once a performance-based vesting condition is achieved, the RSUs that have become performance vested will time-vest over the two or three-year period following the date on which they became performance vested.

•

In the event that Mr. Solomon’s employment is terminated due to death, disability, by the Company without “cause” or by the executive’s resignation for “good reason” as defined in the Employment Agreement, subject to execution and non-revocation of a release of claims, a pro-rata portion of the time-vesting RSUs that would have vested on the vesting date immediately following the date of Mr. Solomon’s termination of employment will vest, and any performance-based RSUs that have previously performance-vested will immediately vest upon the termination. Any performance-based RSUs that have not performance-vested will automatically expire and terminate for no consideration as of the date of Mr. Solomon’s termination of employment.

The foregoing description of the RSU Grant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Grant Agreement, of which a copy was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated June 17, 2019.

10.2	Form of Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Ultra Petroleum Corp. on May 9, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2019

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary